Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is entered into by and between urban-gro, Inc. (the “Company”) and Larry Dodson (“Employee”).

1.                Employee’s last day of employment with the Company is March 20, 2020 (the “Termination Date”). As of the Termination Date, Employee no longer is an employee, agent, or other representative of the Company or any of the Releasees (as defined below). By the first regular Company payroll date following the Termination Date, the Company will pay Employee for Employee’s accrued, unused vacation days in the amount of Thirteen Thousand, One Hundred and Three Dollars and Eighty Nine Cents ($13,103.89) (minus applicable deductions and withholdings).

2.                In consideration of Employee timely executing (and not timely revoking) this Agreement, for complying with its terms and with the Surviving Provisions (as defined below), and for surrendering any and all shares of Company common stock held by the Employee and any and all rights and entitlements related to any equity of the Company (including but not limited to any rights under any restricted stock award agreement), the Company will provide Employee with the following:

(a)    The Company will pay Employee a severance payment in the total gross amount of Twenty Seven Thousand, Five Hundred Dollars and Zero Cents ($27,500) (minus applicable deductions and withholdings) (the “Severance Payment”), payable in four (4) co-equal installments commencing on the Company’s first regularly scheduled payroll date that is at least thirty (30) days after the Termination Date and continuing every four (4) weeks thereafter until paid in full;

(b)   On the Effective Date (as defined below), the Company will grant the Employee the right and option to purchase 330,000 shares of the Company’s common stock, pursuant to the Company’s 2019 Equity Incentive Plan, on the terms and conditions substantially in the form attached hereto as Exhibit A;

(c)    The Company will consider in good faith Employee’s suggestions in connection with any press release regarding Employee’s resignation (except as otherwise required by law or business necessity); and

(d)   The Company and Employee hereby amend and modify Employee’s non-competition obligations set forth in Section 1(b) of the Non-Compete Agreement (as defined below), by adding the following sentence to the end of Section 1(b): “Further, the parties agree that, during the 12 months following the termination of Employee’s employment, this covenant shall not restrict Employee from working for any entity that is not a direct competitor of the Company; provided that, for avoidance of doubt, Edyza Inc. shall not be considered a direct competitor of the Company.” For avoidance of doubt, all of Employee’s other obligations under the Surviving Provisions will remain in full force and effect and will continue to bind Employee in accordance with their terms.

3.                The benefits received by Employee and Employee’s eligible dependents under the Company’s medical plan(s) will cease as of March 31, 2020. Thereafter, pursuant to governing law and independent of this Agreement, Employee will be entitled to elect benefit continuation coverage at Employee’s own expense under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Employee and any eligible dependents, if Employee timely applies for such coverage. Information regarding Employee’s eligibility for COBRA coverage, and the terms and conditions of such coverage, will be provided to Employee in separate correspondence.

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4.                In exchange for the consideration provided to Employee pursuant to this Agreement, Employee, on behalf of Employee and all of Employee’s heirs, executors, administrators, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, suits, rights, costs, expenses, or damages of any kind or nature (collectively, “Claims”) that Employee or any of the other Releasors ever had, now have, or might have against the Company and/or any of the Company’s respective current, former, and/or future affiliates, subsidiaries, parents, related companies, controlling shareholders, divisions, directors, members, trustees, officers, general partners, limited partners, employees, agents, attorneys, successors, and/or assigns (collectively, with the Company, the “Company Group” and each a “Company Group Member”); and each Company Group Member’s respective current, former, and future directors, members, trustees, controlling shareholders, subsidiaries, general partners, limited partners, affiliates, related companies, divisions, officers, employees, agents, and attorneys (collectively, with the Company Group, the “Releasees” and each a “Releasee”), arising at any time prior to and including the date Employee executes this Agreement, whether such Claims are known to Employee or unknown to Employee, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Employee’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b)  Claims under any contract, agreement, or understanding that Employee may have with any of the Releasees, whether written or oral, whether express or implied, at any time prior to the date Employee executes this Agreement (including, but not limited to, under Employee’s employment agreement with the Company dated August 18, 2018 (the “Employment Agreement”); Employee’s confidentiality agreement with the Company dated September 20, 2018 (the “Confidentiality Agreement”); Employee’s Nondisclosure of Information and Assignments Agreement with the Company dated September 20, 2018 (the “Nondisclosure of Information and Assignments Agreement”); and Employee’s Non-Compete Agreement with the Company dated September 20, 2018 (the “Non-Compete Agreement”); (c) Claims arising under any federal, state, foreign, or local law, rule, ordinance, or public policy, including, without limitation, (i) Claims for discrimination, harassment, or retaliation under any such law, including but not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., the Older Workers Benefit Protection Act, the Colorado Anti-Discrimination Act, the Colorado Lawful Off-Duty Activities Statute, and the Colorado Genetic Information Non-Disclosure Act, (ii) Claims arising in tort, and (iii) Claims for compensation, wages, commissions, bonuses (including, without limitation, any claim to deferred compensation), vacation pay, personal pay, sick or safe time pay, any other fringe benefits, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Employee’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Employee does not release (A) any claims that arise after the date Employee executes this Agreement; (B) any claims for breach of this Agreement or to enforce the terms of this Agreement; (C) any right to indemnification to which Employee otherwise may be entitled (if any) under the Company’s directors and officers (D&O) insurance policies with respect to the period of Employee’s employment; (D) any vested benefits under any employee benefit pension plan; and (E) any claims that cannot be waived or released as a matter of law. Employee specifically intends the release of Claims in this Section 4 to be the broadest possible release permitted by law.

5.                                    Employee acknowledges and agrees that the consideration provided in Section 2 of this Agreement is in full discharge of any and all obligations owed to Employee, monetarily or otherwise, with respect to Employee’s employment or the termination thereof, and exceeds any payment, benefit, or other thing of value to which Employee might otherwise be entitled. Employee understands that Employee will not receive any other or different compensation or benefits, including any bonus, pro-rata bonus, or other amounts or interests, for 2019, 2020, or any other year, except as explicitly set forth herein.

6.                                         Employee represents that Employee has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Section 4 of this Agreement, Employee further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any lawsuit or arbitration against any of the Releasees in the future. For avoidance of doubt, nothing in this Agreement, any other agreement between Employee and the Company, or any Company policy shall prevent Employee from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or any other government agency or participating in any EEOC or other agency investigation; provided that Employee cannot receive monetary relief in connection with an EEOC charge or any charge filed with a state or local administrative agency.

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7.                                         Employee acknowledges and agrees that except as otherwise provided herein, nothing in this Agreement modifies, supersedes, or changes: (a) the following Sections of the Confidentiality Agreement, which remain in full force and effect and continue to bind Employee following the Termination Date in accordance with their terms: Section 1 (Confidentiality), Section 2(a) (Disclosure of Obligations), Section 2(b) (Conflict of Obligations), Section 2(c) (Remedies), Section 2(d) (Liquidated Damages), Section 2(e) (Attorney’s Fees), Section 2(f) (Entire Agreement), Section 2(g) (Survival), Section 2(h) (Governing Law and Forum), Section 2(i) (Severability), Section 2(j) (Modification and Waiver), Section 2(k) (Heirs and Assigns), and Section 2(l) (Headings); (b) the following Sections of the Non-Compete Agreement, which remain in full force and effect and continue to bind Employee following the Termination Date in accordance with their terms: Section 1 (Non-Competition) (as modified herein), Section 2 (Confidentiality), Section 3 (Non-Solicitation), Section 4(a) (Disclosure of Obligations), Section 4(b) (Conflict of Obligations), Section 4(c) (Remedies), Section 4(d) (Liquidated Damages), Section 4(e) (Attorney’s Fees), Section 4(f) (Entire Agreement), Section 4(g) (Survival), Section 4(h) (Governing Law and Forum), Section 4(i) (Severability), Section 4(j) (Modification and Waiver), Section 4(k) (Heirs and Assigns), and Section 4(l) (Headings); or (c) the Nondisclosure of Information and Assignments Agreement, which remains in full force and effect and continues to bind Employee following the Termination Date in accordance with its terms (collectively, all of the foregoing in (a), (b), and (c), the “Surviving Provisions”). Employee also shall treat this Agreement as Confidential Information (as defined in the Confidentiality Agreement and the Non-Compete Agreement), and shall not disclose any information concerning this Agreement to any person or entity without the prior written consent of the Company, except as otherwise provided herein and/or in the Surviving Provisions. Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Section 7, this Agreement, the Surviving Provisions, or any other agreement or Company policy shall prevent Employee from, or expose Employee to criminal or civil liability under federal or state trade secret law for, (A) directly or indirectly sharing any trade secrets of the Company or other Confidential Information (except information protected by the Company’s attorney-client or work product privilege) with law enforcement, an attorney, or any federal, state, or local government officials, regulators, or agencies (including the EEOC or the Securities and Exchange Commission) for the purpose of investigating, reporting, or complaining of a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company, or (B) disclosing the Company’s trade secrets in a filing in connection with a legal claim, provided that the filing is made under seal. Further, nothing in this Agreement or otherwise shall prevent Employee from discussing or disclosing information related to Employee’s general job duties or responsibilities and/or employee compensation. Any disputes arising under this Agreement shall be resolved in accordance with the dispute resolution terms provided in Sections 2(c) and 2(h) of the Confidentiality Agreement and Sections 4(c) and 4(h) of the Non-Compete Agreement.

8.                                         Except as provided in Section 7 above, Employee shall not, whether in private or in public, directly or indirectly, (a) make, publish, encourage, ratify, or authorize, or aid, assist, or direct any other person or entity in making or publishing, any remarks, statements, postings, or other communications, whether in written, oral, digital, or any other form, that in any way defame, criticize, malign, impugn, reflect negatively on, or disparage any Releasee, or place any Releasee in a negative light, in any manner whatsoever; or (b) make or publish any public comments regarding any of the Releasees to, through, or on any media source or outlet, including, but not limited to, any reporters, news outlets, television stations, bloggers, weblogs, websites, magazines, periodicals, journals, “apps,” or the like, or in any movie, book, or theatrical production, nor will Employee assist any other person or entity to do any of the foregoing.

9.                                         Employee agrees that on or prior to the Termination Date, Employee shall have complied with Section 1(d) of the Confidentiality Agreement and Section 2(d) of the Non-Compete Agreement, including returning to the Company Group (without retaining copies) all of the property of the Releasees in Employee’s possession, custody or control, including, but not limited to, all Confidential Information, proprietary materials, passwords, usernames, access codes, documents, records, and computer media in any form (and all copies thereof), computer hardware, cellular phones, laptops, software, disks, keys, tablets, blackberries and other electronic devices, security or access cards, and other equipment (including the password(s) to use such property), and Employee represents that no other materials that Employee has received, generated, or maintained during Employee’s time at the Company will be retained by Employee after the Termination Date. In addition, Employee acknowledges and agrees that the Company has returned all of Employee’s personal property to Employee.

10.                                      Employee agrees that following the Termination Date, Employee shall, without receiving any additional consideration beyond what is provided herein, cooperate in a fulsome and timely manner with the Company Group Members in connection with answering questions they may have and ensuring the smooth transition of Employee’s knowledge, role, and responsibilities to other employees at the Company and its affiliates. The Company will endeavor to schedule any such cooperation for times convenient for Employee, and to not unduly disrupt Employee’s other personal or professional pursuits.

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11.                                      Employee represents and warrants that Employee is not aware of any facts or circumstances that Employees knows or believes to be either (a) a past or current violation of the Company’s or any of its affiliates’ rules and/or policies, or (b) a past or current violation of any laws, rules, and/or regulations applicable to the Company or any of its affiliates. This Agreement, and all statements or negotiations relating hereto, does not represent an admission of liability or finding of wrongdoing by the Company, or any of Releasees.

12.                                      Should Employee materially breach this Agreement or any of the Surviving Provisions, then: (a) the Company shall have no further obligations to Employee under this Agreement (including but not limited to any obligation to make any further payments to Employee); (b) the Company shall be entitled to recoup the amount of the Severance Payment Employee received pursuant to this Agreement, plus the reasonable attorneys’ fees and costs the Company incurs in recouping such amounts from Employee, except for the amount of $500; (c) the Company’s modification of Employee’s non-competition obligations pursuant to Paragraph 2 above shall be deemed revoked, such non-competition obligations shall be considered part of the Surviving Provisions, and the Company shall be entitled to enforce Employee’s non-competition obligations to the full extent permitted by law; (d) the Company shall have all rights and remedies available to it under this Agreement and any applicable law or equitable theory; and (e) all of Employee’s promises, covenants, representations, and warranties under this Agreement and the Surviving Provisions shall remain in full force and effect.

13.                                      If any term or provision of this Agreement (or any portion thereof) or the Surviving Provisions is determined by an arbitrator or a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon a determination that any term or provision (or any portion thereof) is invalid, illegal, or incapable of being enforced, the Company and Employee agree that an arbitrator or reviewing court shall have the authority to “blue pencil” or modify this Agreement so as to render it enforceable and effect the original intent of the parties to the fullest extent permitted by applicable law.

14.                                      This Agreement (i) may be executed in identical counterparts, which together shall constitute a single agreement, and facsimile, PDF, and other true and accurate copies of this Agreement will have the same force and effect as originals hereof; (ii) shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party, notwithstanding which party may have drafted it; (iii) shall be deemed to have been made in the State of Colorado, and shall be governed by and construed in accordance with the laws of the State of Colorado, excluding any choice of law principles; (iv) along with the Surviving Provisions constitutes the Parties’ entire agreement, arrangement, and understanding regarding the subject matter herein, superseding any prior or contemporaneous agreements, arrangements, or understandings, whether written or oral, between Employee on the one hand and the Company on the other hand regarding the same subject matter, and Employee specifically acknowledges and agrees that notwithstanding any discussions or negotiations Employee may have had with any of the Releasees prior to the execution of this Agreement, Employee is not replying on any promises or assurances other than those explicitly contained in this Agreement; and (v) may not be modified, amended, discharged, or terminated, nor may any of its provisions be varied or waived, except by a further signed written agreement between the parties.

15.                                      For purposes of this Agreement, the connectives “and” and “or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence all facts or information that might otherwise be construed to be outside of its scope.

16.                                      This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from the requirements of Section 409A of the Internal Revenue Code, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), or shall comply with the requirements of such provisions, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Notwithstanding the foregoing or anything in this Agreement to the contrary, neither the Company or any affiliate of the Company, nor any of their respective officers, directors, employees, or agents make any guarantee that the terms of this Agreement as written or the payments or benefits hereunder comply with, or are exempt from, Code Section 409A, and none of the foregoing shall have any liability, including, without limitation, for any tax, interest, penalty, or damages, for the failure of the terms of this Agreement to comply with, or be exempt from, Code Section 409A. Each payment made under this Agreement will be treated as a separate payment for purposes of Code Section 409A and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

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17.                                      (a) Employee understands that this Agreement includes a release covering all Claims arising or accruing on or prior to the date this Agreement is executed, including Claims under the Age Discrimination in Employment Act (“ADEA”), whether those Claims are presently known to Employee or hereafter discovered. Employee understands that Employee will have twenty-one (21) days from the date of Employee’s receipt of this Agreement to consider this Agreement’s terms, execute this Agreement, and return the signed Agreement via email, facsimile, or overnight courier (via FedEX or UPS) to Brad Nattrass, urban-gro, Inc., 1751 Panorama Point, Suite G, Lafayette, CO, 80026, 720-390-3880, brad@urban-gro.com. To the extent that Employee executes this Agreement prior to the end of this twenty-one (21) day period, Employee hereby knowingly and voluntarily waives the remainder of this period. If Employee fails to execute and return this Agreement within the twenty-one (21) day period, then this Agreement (including but not limited to the Company’s obligations under Section 2 above) will be null and void and of no force or effect.

(b) Employee acknowledges that if Employee timely executes this Agreement, Employee will have seven (7) days from the date Employee executes this Agreement (the “Revocation Period”) to revoke this Agreement, by providing written notice of such revocation via email, facsimile, or overnight courier (via FedEX or UPS) to Brad Nattrass, urban-gro, Inc., 1751 Panorama Point, Suite G, Lafayette, CO, 80026, 720-390-3880, brad@urban-gro.com. If Employee revokes this Agreement within the Revocation Period as provided herein, then this Agreement will be null and void and of no force or effect (including but not limited to the Company’s obligations under Section 2 above). If Employee does not revoke this Agreement within the Revocation Period as provided herein, this Agreement will become fully binding, effective, irrevocable, and enforceable on the eighth (8th) calendar day after Employee executes it (the “Effective Date”).

(c) By signing below, Employee expressly acknowledges, represents, and warrants that Employee has carefully read this Agreement; that Employee fully understands the terms, conditions, and significance of this Agreement and its final and binding effect; that no other promises or representations were made to Employee other than those set forth in this Agreement; that Employee is fully competent to manage Employee’s business affairs and understands that Employee may be waiving legal rights by signing this Agreement; that the Company has advised Employee to consult with an attorney concerning this Agreement; that Employee has executed this Agreement voluntarily, knowingly, and with an intent to be bound by this Agreement; and that Employee has full power and authority to release Employee’s Claims as set forth herein and has not assigned any such Claims to any other individual or entity.

[Signature Page Follows]

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urban-gro, Inc.

By:/s/ Bradley Nattrass	3/20/2020
Name: Bradley Nattrass	Date
Title: CEO

EMPLOYEE

/s/ Larry Dodson	3/20/2020
Larry Dodson	Date

Signature Page to Separation Agreement

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EXHIBIT A TO SEPARATION AGREEMENT

STOCK OPTION AGREEMENT

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